For Immediate Release
August 9, 2022

Southwest Gas Holdings, Inc. Reports Second Quarter 2022 Financial Results

Record Twelve-Month Natural Gas Distribution Margin and Utility Infrastructure Revenues

2022 Guidance Update Reflects Near-Term Macroeconomic Pressures and Increased Operating Expenses

Optimizing Southwest Gas Corporation to Accelerate Value Creation for Stockholders and Customers

Maximizing Value for All Stockholders By Continuing Review of Strategic Alternatives for Centuri and MountainWest

LAS VEGAS – August 9, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today reported second quarter 2022 financial results.
“Our business is fundamentally strong and poised for long-term value creation as we continue to meet the energy needs of our customers. Our second quarter results were very much in-line with our expectations when you exclude certain event-driven expenses at the utility that we do not believe will continue through the remainder of the year and the impact of global supply chain and inflationary headwinds across our infrastructure services portfolio,” said Karen S. Haller, President and Chief Executive Officer. “As our Board continues to review alternatives for MountainWest and Centuri, we will continue the disciplined execution of our strategic plan across our business units to deliver performance for our stockholders, customers, and employees.”
Ms. Haller, continued, “By optimizing the utility, we are confident that we can improve financial performance and generate significant value. As we focus on the safety and reliability of our service, capital expenditure and rate case process optimization, and operating expense discipline - we will produce strong outcomes for our customers and accelerate value creation for our stockholders.”
Southwest Gas Holdings Financial Highlights
•Consolidated net loss of $0.10 per diluted share (and adjusted consolidated earnings of $0.23 per diluted share), compared to consolidated earnings of $0.43 per diluted share for the second quarter of 2021.
•Consolidated net loss of $6.6 million (and adjusted consolidated net income of $15.7 million), compared to consolidated net income of $25.1 million for the second quarter of 2021.
•Record twelve-month natural gas distribution operating margin and utility infrastructure revenues.
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•Company-owned Life Insurance (“COLI”) policy cash surrender value net decline of $5.2 million ($0.08 per diluted share) for the quarter, compared to a $3.1 million ($0.05 per diluted share) increase for the second quarter of 2021.
•Adjustments to second quarter earnings include $28.9 million of collective nonrecurring shareholder activism/settlement, stockholder litigation, and strategic review expenses, as well as certain MountainWest costs expected to be nonrecurring over the longer term.
Strategic Alternatives Review Process Update
As previously announced, the Southwest Gas Board of Directors (the “Board”) unanimously determined to conclude the strategic review process for Southwest Gas Holdings and Southwest Gas Corporation and continue to review strategic alternatives for MountainWest and Centuri, including a sale or spin-off of Centuri. Southwest Gas Corporation’s strong long-term rate base growth, improving earned ROEs and favorable regional growth backdrop are expected to drive forward the continued execution of its strategic operating plan while delivering excellent service to customers, creating new opportunities for employees, and providing innovative energy solutions within an evolving energy landscape.
SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share items)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(2,266)	$11,413	$109,529	$130,128	$166,536	$193,705
Contribution to net income (loss)- utility infrastructure services	4,741	15,116	(18,745)	14,257	7,418	73,056
Contribution to net income (loss) - pipeline and storage	15,076	—	32,006	—	32,006	—
Corporate and administrative loss	(24,126)	(1,410)	(33,187)	(1,973)	(57,990)	(2,532)
Net income (loss)	$(6,575)	$25,119	$89,603	$142,412	$147,970	$264,229
Adjusted net income (1)	$15,733	$25,119	$121,906	$142,412	$215,736	$264,229
Diluted earnings (loss) per share	$(0.10)	$0.43	$1.40	$2.45	$2.38	$4.60
Diluted adjusted earnings per share (1)	$0.23	$0.43	$1.90	$2.45	$3.47	$4.60
Weighted average diluted shares	67,190	58,710	64,041	58,197	62,157	57,440
(1) The three months ended June 30, 2022 adjustments include nonrecurring stand-up costs associated with integrating MountainWest, and proxy contest and settlement, stockholder litigation, and strategic review costs (collectively, net of tax). Incrementally, the six months ended June 30, 2022 adjustments also include MountainWest transaction costs, net of tax, and the twelve months ending June 30, 2022 adjustments further include legal reserves and Riggs Distler transaction costs (collectively, net of tax).
Business Segment Highlights
Natural Gas Distribution
The natural gas distribution segment recorded a net loss of $2.3 million in the second quarter of 2022, compared to net income of $11.4 million in the second quarter of 2021. The current quarter results benefited
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from improved operating margin, but were impacted by transitory, event-driven expenses, a market-related decrease in COLI amounts, and additional inflationary costs.
Key operational highlights include:
•39,000 new utility customers added during the past 12 months;
•Record twelve-month operating margin of $1.1 billion;
•Increased operating margin by $15 million compared to the second quarter of 2021, including the impact of new general rates in Nevada effective April 1, 2022;
•$152 million capital investment during the quarter; and
•Customer satisfaction score for the second quarter in 2022 remains at an impressive 95%.
Key drivers of the second quarter performance in 2022 as compared to second quarter performance in 2021 include:
•COLI results declined $8.3 million compared to the second quarter of 2021;
•O&M expense increased $24.7 million compared to the second quarter of 2021 due to:
◦$15 million ($0.17 per share) of transitory, event-driven expenses associated with pipeline integrity management and maintenance ($2.5 million), temporary/contractor services for customer and technology support ($2 million), legal-related claims and accruals ($8.2 million), and uncollectible accounts ($2 million);
◦Normalization of employee and employee-related costs and other inflationary impacts due to economic recovery from lower than normal operating expenses resulting from pandemic activity in 2020 and 2021.
•Increased interest expense of $4.5 million compared to the second quarter of 2021.
Timing associated with rate relief:
•Nevada rate relief began in Q2 2022; and
•Arizona rate relief anticipated in early 2023.
Natural Gas Distribution Segment Guidance and Outlook:
•ROE in 2023 and beyond of 8%+;
•Five-year utility rate base compound annual growth rate of 5% – 7% (2022 – 2026);
•5-Year O&M/per customer CAGR of less than 1%;
•2022 net income guidance of $185 million to $195 million (revised from the previous $200 million to $210 million), primarily due to certain transitory, event-driven costs, which includes COLI earnings of $3 million – $5 million;
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•2022 capital expenditures in support of customer growth, system improvements, and pipe replacement programs, optimized to $600 million to $650 million (previously was $650 million to $700 million); and
•5-Year capital expenditures of $2.5 – $3.5 billion.
Centuri / Utility Infrastructure Services
The utility infrastructure services segment had net income of $4.7 million in the second quarter of 2022, compared to net income of $15.1 million in the second quarter 2021. While revenues increased $177.5 million over the second quarter of 2021, Centuri’s performance was impacted by inflation, mix of work, and increased amortization and interest related to Riggs Distler.
Key operational highlights include:
•Record revenues of $706.1 million, an increase of 34% compared to the second quarter of 2021;
•$125+ million contracted off-shore wind project work continuing in the second half of 2022; significant pending awards for multi-year performance; and
•Significant contract renewal with large electric utility customer.
Key drivers of Centuri’s second quarter performance in 2022 as compared to second quarter performance in 2021 include:
•Increases in fuel due to inflation ($8.3 million) and inclusion of Riggs Distler ($2.6 million);
•Negative impact on work mix and volume due to customers’ supply chain challenges in procuring necessary materials and equipment;
•Higher cost for subcontractors, equipment rental, and project related travel costs; and
•Increased interest expense ($11 million) and amortization expense ($5.1 million) due to acquisition of Riggs Distler.
Centuri / Utility Infrastructure Services Segment Guidance and Outlook:
•2022 revenues of $2.65 billion to $2.80 billion;
•2022 EBITDA margin of 10% to 11% (revised from the previous 11% to 12% due to inflationary and customer supply chain headwinds); and
•2023 EBITDA margin of 11% - 12% and 9% - 11% CAGR through 2026.
MountainWest / Pipeline and Storage
MountainWest reported $15 million of net income. The Company notes that MountainWest’s results were impacted by $4.5 million of pre-tax, nonrecurring expenses, primarily associated with post-acquisition integration costs. After accounting for these nonrecurring expenses, MountainWest results were in line with Company expectations. The Company expects to complete the integration of MountainWest by the first quarter of 2023. In addition, the Company has identified approximately $100 million of incremental growth
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investment opportunities over the next three years at MountainWest, which are expected to provide future income growth.
Key operational highlights include:
•$62.1 million in recognized revenue; and
•Contributed $15.1 million to consolidated net income and $18.6 million on an adjusted basis.
MountainWest / Pipeline and Storage Segment Guidance and Outlook:
•2022 revenue of $250 million to $255 million (previously $240 million to $245 million);
•2022 run rate EBITDA margin of 65% to 67% (updated from 68% to 72%), primarily due to incremental overlapping TSA, labor, and technology integration costs;
•Earnings accretion in 2022 on a run rate basis exclusive of nonrecurring integration costs; and
•Targeting approximately $100 million in incremental growth investment opportunities at MountainWest over the next three years. The Company further expects to construct these projects at an EBITDA build multiple of less than 6x, driving meaningful value creation for stockholders.
Conference Call and Webcast
Southwest Gas will host a conference call on Wednesday, August 10, 2022 at 1:00 p.m. ET to discuss its second quarter 2022 results. The associated press releases and presentation slides are available at https://investors.swgasholdings.com/investor-overview.
The call will be webcast live on the Company's website at www.swgasholdings.com. The telephone dial-in numbers in the U.S. and Canada are toll free: (800) 343-4849 or international (203) 518-9814. The conference ID is SWXQ222. The webcast will be archived on the Southwest Gas website.
Southwest Gas Holdings currently has three business segments:
Southwest Gas Corporation provides safe and reliable natural gas service to over 2 million customers in Arizona, Nevada, and California.
Centuri Group, Inc. is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.
MountainWest operates over 2,000 miles of highly contracted, FERC-regulated interstate natural gas pipeline providing transportation and underground storage services in the Rocky Mountain region.
Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as
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variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of continuing growth in 2022. In addition, the statements under headings pertaining to “Guidance and Outlook” that are not historic, constitute forward-looking statements. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on various strategic alternatives, including whether we will sell or spin Centuri and/or sell MountainWest, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance regarding segment revenues, EBITDA, EBITDA margin or growth rates, that projects expected to be undertaken with results as stated will occur, nor that interest expense patterns will transpire as expected, nor can it provide assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.
Non-GAAP Measures. This earnings release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures include (i) adjusted consolidated earnings per diluted share, (ii) adjusted consolidated net income, (iii) natural gas distribution segment adjusted net income (loss), (iv) pipeline and storage segment adjusted net income, (v) utility infrastructure services segment adjusted net income (loss), and (vi) adjusted corporate and administrative net loss. Management uses these non-GAAP measures internally to evaluate performance and in making financial and operational decisions. Management believes that its presentation of these measures provides investors greater transparency with respect to its results of operations and that these measures are useful for a period-to-period comparison of results. Management also believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability, and business trends in a way that is consistent with how management evaluates such performance. Adjusted consolidated net income for the three-, six- and twelve- months ended June 30, 2022 includes adjustments to add back expenses related to the MountainWest acquisition and integration expenses, the stockholder activism and settlement, and the strategic review. Management believes that it is appropriate to adjust for expenses related to the MountainWest acquisition and integration because they are expenses that will not recur in periods following the integration. Management believes it is appropriate to adjust for expenses related to the stockholder activism, proxy contest and related stockholder litigation because these matters are unique and outside of the ordinary course of business for the Company. In addition, utility infrastructure services adjusted net income, adjusted loss for corporate and administrative, and adjusted consolidated net income include
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adjustments associated with acquisition-related costs, including, as applicable, related to the Riggs Distler and MountainWest acquisitions.
Management also uses the non-GAAP measure operating margin related to its natural gas distribution operations. Southwest recognizes operating revenues from the distribution and transportation of natural gas (and related services) to customers. Gas cost is a tracked cost, which is passed through to customers without markup under purchased gas adjustment (“PGA”) mechanisms, impacting revenues and net cost of gas sold on a dollar-for-dollar basis, thereby having no impact on Southwest’s profitability. Therefore, management routinely uses operating margin, defined by management as regulated operations revenues less the net cost of gas sold, in its analysis of Southwest’s financial performance. Operating margin also forms a basis for Southwest’s various regulatory decoupling mechanisms. Management believes supplying information regarding operating margin provides investors and other interested parties with useful and relevant information to analyze Southwest’s financial performance in a rate-regulated environment. (The Southwest Gas Holdings, Inc. Consolidated Earnings Digest included herein provides reconciliations for these non-GAAP measures.)
We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.
Contacts
For investor information, contact: Boyd Nelson, (702) 876-7237, boyd.nelson@swgas.com.
For media information, contact: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com; or Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch, (212) 355-4449.
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SOUTHWEST GAS HOLDINGS, INC. CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED JUNE 30,	2022	2021
Consolidated Operating Revenues	$1,146,120	$821,421

Net Income (Loss) applicable to Southwest Gas Holdings	$(6,575)	$25,119

Weighted Average Common Shares	67,045	58,607

Basic Earnings (Loss) Per Share	$(0.10)	$0.43

Diluted Earnings (Loss) Per Share	$(0.10)	$0.43

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$99,637	$96,353
Plus:
Operations and maintenance (excluding Admin & General) expense	75,721	62,316
Depreciation and amortization expense	55,930	57,631
Operating Margin	$231,288	$216,300

SIX MONTHS ENDED JUNE 30,	2022	2021
Consolidated Operating Revenues	$2,413,529	$1,707,328

Net Income applicable to Southwest Gas Holdings	$89,603	$142,412

Weighted Average Common Shares	63,909	58,106

Basic Earnings Per Share	$1.40	$2.45

Diluted Earnings Per Share	$1.40	$2.45

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$333,519	$329,509
Plus:
Operations and maintenance (excluding Admin & General) expense	149,143	126,373
Depreciation and amortization expense	128,044	126,329
Operating Margin	$610,706	$582,211
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TWELVE MONTHS ENDED JUNE 30,	2022	2021
Consolidated Operating Revenues	$4,386,652	$3,412,634

Net Income applicable to Southwest Gas Holdings	$147,970	$264,229

Weighted Average Common Shares	62,022	57,348

Basic Earnings Per Share	$2.39	$4.61

Diluted Earnings Per Share	$2.38	$4.60

Reconciliation of Gross margin to Operating Margin (non-GAAP measure)
Utility Gross Margin	$574,335	$560,572
Plus:
Operations and maintenance (excluding Admin & General) expense	289,930	248,719
Depreciation and amortization expense	255,113	243,701
Operating Margin	$1,119,378	$1,052,992

Reconciliation of non-GAAP financial measures of Adjusted net income (loss) and Adjusted diluted earnings per share and their comparable GAAP measures of Net income (loss) and Diluted earnings (loss) per share. Note that the comparable GAAP measures are also included in Note 7 - Segment Information in the Company’s June 30, 2022 Form 10-Q. Prior periods are not presented below as comparable non-GAAP adjustments were not applicable in comparable periods of the prior year.
Amounts in thousands, except per share amounts

	Three Months Ended	Six Months Ended	Twelve Months Ended
	June 30, 2022
Reconciliation of Net income (loss) to non-GAAP measure of Adjusted net income (loss)
Net income (loss) applicable to Natural Gas Distribution (GAAP)	$(2,266)	$109,529	$166,536
Plus:
Legal reserve, net of tax	—	—	3,800
Adjusted net income (loss) applicable to Natural Gas Distribution	$(2,266)	$109,529	$170,336

Net income (loss) applicable to Utility Infrastructure Services (GAAP)	$4,741	$(18,745)	$7,418
Plus:
Riggs Distler transaction costs, net of tax	—	—	10,913
Strategic review, net of tax	1,686	1,686	1,686
Adjusted net income (loss) applicable to Utility Infrastructure Services	$6,427	$(17,059)	$20,017

Net income applicable to Pipeline and Storage (GAAP)	$15,076	$32,006	$32,006
Plus:
Nonrecurring stand-up costs associated with integrating MountainWest, net of tax	3,475	10,055	10,055
Adjusted net income applicable to Pipeline and Storage	$18,551	$42,061	$42,061

Net loss - Corporate and administrative (GAAP)	$(24,126)	$(33,187)	$(57,990)
Plus:
MountainWest transaction and related costs, net of tax	—	532	17,861
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review, net of tax	17,147	20,030	23,451
Adjusted net loss applicable to Corporate and administrative	$(6,979)	$(12,625)	$(16,678)

Net income (loss) applicable to Southwest Gas Holdings (GAAP)	$(6,575)	$89,603	$147,970
Plus:
Legal reserve, net of tax	—	—	3,800
Riggs Distler transaction costs, net of tax	—	—	10,913
Nonrecurring stand-up cost associated with integrating MountainWest, net of tax	3,475	10,055	10,055
MountainWest transaction costs, net of tax	—	532	17,861
Proxy contest, Stockholder litigation, Settlement agreement, and Strategic review, net of tax	18,833	21,716	25,137
Adjusted net income applicable to Southwest Gas Holdings	$15,733	$121,906	$215,736

Weighted average shares - diluted	67,190	64,041	62,157

Earnings (loss) per share:
Diluted earnings (loss) per share	$(0.10)	$1.40	$2.38
Adjusted consolidated earnings per diluted share	$0.23	$1.90	$3.47
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SOUTHWEST GAS HOLDINGS, INC.
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022	2021
Results of Consolidated Operations
Contribution to net income (loss) - natural gas distribution	$(2,266)	$11,413	$109,529	$130,128	$166,536	$193,705
Contribution to net income (loss) - utility infrastructure services	4,741	15,116	(18,745)	14,257	7,418	73,056
Contribution to net income - pipeline and storage	15,076	—	32,006	—	32,006	—
Corporate and administrative	(24,126)	(1,410)	(33,187)	(1,973)	(57,990)	(2,532)
Net income (loss)	$(6,575)	$25,119	$89,603	$142,412	$147,970	$264,229

Basic earnings (loss) per share	$(0.10)	$0.43	$1.40	$2.45	$2.39	$4.61
Diluted earnings (loss) per share	$(0.10)	$0.43	$1.40	$2.45	$2.38	$4.60

Weighted average common shares	67,045	58,607	63,909	58,106	62,022	57,348
Weighted average diluted shares	67,190	58,710	64,041	58,197	62,157	57,440

Results of Natural Gas Distribution
Regulated operations revenues	$377,942	$292,796	$1,054,481	$814,728	$1,761,543	$1,400,052
Net cost of gas sold	146,654	76,496	443,775	232,517	642,165	347,060
Operating margin	231,288	216,300	610,706	582,211	1,119,378	1,052,992
Operations and maintenance expense	127,811	103,137	247,447	209,272	476,725	413,246
Depreciation and amortization	55,930	57,631	128,044	126,329	255,113	243,701
Taxes other than income taxes	20,098	19,338	41,750	40,025	82,068	71,765
Operating income	27,449	36,194	193,465	206,585	305,472	324,280
Other income (deductions)	(3,433)	(1,165)	(2,118)	(615)	(6,062)	5,493
Net interest deductions	28,633	24,175	55,243	46,341	106,462	98,440
Income before income taxes	(4,617)	10,854	136,104	159,629	192,948	231,333
Income tax expense (benefit)	(2,351)	(559)	26,575	29,501	26,412	37,628
Contribution to net income (loss) - natural gas distribution	$(2,266)	$11,413	$109,529	$130,128	$166,536	$193,705

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021	2022	2021
Results of Utility Infrastructure Services
Utility infrastructure services revenues	$706,090	$528,625	$1,229,967	$892,600	$2,496,028	$2,012,582
Operating expenses:
Utility infrastructure services expenses	646,193	478,640	1,149,425	814,254	2,290,638	1,794,145
Depreciation and amortization	38,863	25,217	76,475	49,961	144,157	99,746
Operating income	21,034	24,768	4,067	28,385	61,233	118,691
Other income (deductions)	(147)	(146)	(633)	(248)	682	(300)
Net interest deductions	12,598	1,632	23,729	3,254	41,474	7,384
Income (loss) before income taxes	8,289	22,990	(20,295)	24,883	20,441	111,007
Income tax expense	3,054	6,519	(3,116)	7,719	7,941	30,762
Net income (loss)	5,235	16,471	(17,179)	17,164	12,500	80,245
Net income attributable to noncontrolling interests	494	1,355	1,566	2,907	5,082	7,189
Contribution to consolidated results attributable to Centuri	$4,741	$15,116	$(18,745)	$14,257	$7,418	$73,056

	Three Months Ended June 30,	Six Months Ended June 30,
	2022
Results of Pipeline and Storage
Regulated operations revenues	$62,088	$129,081
Operating expenses:
Net cost of gas sold	1,206	3,003
Operations and maintenance expense	24,741	49,053
Depreciation and amortization	13,217	26,137
Taxes other than income taxes	2,508	5,672
Operating income	20,416	45,216
Other income (deductions)	795	1,338
Net interest deductions	4,514	8,896
Income before income taxes	16,697	37,658
Income tax expense	1,621	5,652
Contribution to consolidated results attributable to MountainWest	$15,076	$32,006

FINANCIAL STATISTICS
Market value to book value per share at quarter end		169%
Twelve months to date return on equity	-- total company	4.7%
	-- gas segment	6.6%
Common stock dividend yield at quarter end		2.8%
Customer to employee ratio at quarter end (gas segment)		954 to 1

GAS DISTRIBUTION SEGMENT
	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Rate Jurisdiction
Arizona	$1,930,612	7.03%	9.10%
Southern Nevada	1,535,593	6.30	9.40
Northern Nevada	174,965	6.56	9.40
Southern California	285,691	7.11	10.00
Northern California	92,983	7.44	10.00
South Lake Tahoe	56,818	7.44	10.00
Great Basin Gas Transmission Company (1)	135,460	8.30	11.80
(1) Estimated amounts based on 2019/2020 rate case settlement.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	Six Months Ended June 30,		Twelve Months Ended June 30,
(In dekatherms)	2022	2021	2022	2021
Residential	52,249,416	53,186,709	75,873,167	80,153,947
Small commercial	19,812,618	18,710,957	32,152,624	30,545,852
Large commercial	5,264,251	5,097,014	9,657,367	9,431,159
Industrial / Other	2,284,061	2,258,237	5,129,961	4,775,736
Transportation	44,594,511	46,391,744	93,157,967	100,892,830
Total system throughput	124,204,857	125,644,661	215,971,086	225,799,524

HEATING DEGREE DAY COMPARISON
Actual	1,210	1,231	1,604	1,752
Ten-year average	1,154	1,160	1,629	1,657
Heating degree days for prior periods have been recalculated using the current period customer mix.